PARTICIPATION AND SERVICING AGREEMENT

            THIS PARTICIPATION AND SERVICING AGREEMENT (this "Agreement") dated as of the 8th day of December, 2005 by and between ARBOR REALTY FUNDING LLC, having an address at 333 Ovington Boulevard, Uniondale, New York 11533 (together with its successors and assigns as holder of the Senior Participation Interest, "Senior Participant"), and FT-TOY LLC, having an address at 7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts 02114 (together with its successors and assigns as holder of the Junior Participation Interest, "Junior Participant").

                                    RECITALS:

            A. Pursuant to that certain Fourth Mezzanine Loan Agreement dated as of July 28, 2005 (as amended, modified or supplemented, the "Loan Agreement"), Column Financial, Inc. ("Column") originated that certain mezzanine loan in the original principal sum of $60,000,000.00 (the "Loan") to 200 Fifth Mezz Four LLC (the "Borrower"), which Loan is (i) evidenced by that certain Promissory Note dated as of July 28, 2005, in the original principal amount of $60,000,000.00 (together with any and all renewals, amendments, modifications, consolidations and extensions thereof, the "Promissory Note"), and (ii) secured, inter alia, by a pledge of one hundred percent of the limited liability company interests (the "Property") in 200 Fifth Mezz Three LLC ("Mezz Three") pursuant to that certain Pledge and Security Agreement dated as of July 28, 2005 (as amended, modified or supplemented, the "Pledge").

            B. Mezz Three is the owner of one hundred percent of the limited liability company interests in 200 Fifth Mezz Two LLC ("Mezz Two"); Mezz Two is the owner of one hundred percent of the limited liability company interests in 200 Fifth Mezz One LLC ("Mezz One"); and Mezz One is the owner of one hundred percent of the limited liability company interests in 200 Fifth, LLC Owner"), the owner of a fee estate in certain property located at 200 Fifth Avenue, 1107 Broadway, 23 West 23rd Street and 7 West 24th Street, New York, New York and commonly known as The International Toy Center (the "Premises").

            C. All documents evidencing or securing the Loan (including, without limitation, the Loan Agreement, the Promissory Note, the Rate Cap Agreement and the Guaranty (each as hereinafter defined)) shall be collectively referred to herein as the "Loan Documents."

            D. On the date hereof, and simultaneously with the execution of this Agreement, Senior Participant is acquiring the Loan.

            E. Senior Participant desires to sell, transfer and assign to Junior Participant the Junior Participation Interest, and Junior Participant desires to purchase from Senior Participant the Junior Participation Interest, upon and in accordance with the terms of this Agreement.

            D. Capitalized terms not specifically defined herein shall have the meanings ascribed thereto in the Loan Agreement, and if a capitalized term is not defined in the Loan Agreement, it shall have the meaning ascribed thereto in the other Loan Documents.

            NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant, agree, represent and warrant as follows:

            1. Definitions. References to a "Section", the "preamble" or the "recitals" are, unless otherwise specified, to a Section, the preamble or the recitals of this Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

            "Accepted Servicing Practices" shall mean the higher of (a) the same care, skill, prudence and diligence with which Senior Participant services and administers similar loans for other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial lenders servicing their own loans and (b) the same care, skill, prudence and diligence which Senior Participant utilizes for loans which Senior Participant owns for its own account, in each case, acting in accordance with applicable law, the terms of this Agreement, the Loan Documents and the Loan's insurance policies and with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Loan as a whole, but without regard to:

                        (i) any relationship that Senior Participant or any Affiliate of Senior Participant may have with the Borrower or any Affiliates of the Borrower;

                        (ii) the ownership of any interest in the Loan by Senior Participant or any Affiliate of Senior Participant;

                        (iii) the ownership of any senior or junior indebtedness with respect to the Premises by Senior Participant or any Affiliate of Senior Participant; or

                        (iv) the ownership, or servicing or management for others, by Senior Participant or any sub-servicer, of any other loans or properties.

            "Agreement" shall mean this Participation and Servicing Agreement, the exhibits and schedules hereto and all amendments hereof and supplements hereto.

            "Borrower" shall have the meaning assigned to such term in the recitals.

            "Borrower Related Parties" shall have the meaning assigned to such term in Section 13.

            "Costs" shall mean all third party out-of-pocket costs, fees (not including any servicing fees or special servicing fees), expenses, payments, losses, liabilities, judgments and/or causes of action reasonably suffered or incurred or paid or to be paid by the holder of the Loan pursuant to or in connection with the Loan, the Loan Documents, the Property, this Agreement or otherwise in connection with the Loan and the servicing, administration and/or enforcement pursuant to the terms of this Agreement, including, without limitation, attorneys' fees and disbursements, protective advances under the Loan Documents to the extent permitted hereunder, and Intercreditor Payments,


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

except for those resulting from Senior Participant's gross negligence or willful misconduct; provided, however, that neither (a) Senior Participant's day-to-day customary and usual, ordinary costs of servicing and administration nor (b) any internal or overhead costs of Senior Participant shall be deemed to be "Costs."

            "Cure Election Notice" shall have the meaning assigned to such term in Section 5.

            "Cure Option Notice" shall have the meaning assigned to such term in
Section 5.

            "Cure Payment" shall have the meaning assigned to such term in
Section 5.

            "Cure Period" shall have the meaning assigned to such term in
Section 5.

            "Initial Junior Participant" shall mean FT-Toy LLC, a Delaware limited liability company.

            "Initial Senior Participant" shall mean Arbor Realty Funding LLC, a Delaware limited liability company.

            "Insolvency Proceeding" shall mean any proceeding under the Bankruptcy Code or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Borrower, any action for the dissolution of the Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Borrower, for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Borrower or any other action concerning the adjustment of the debts of the Borrower or the cessation of business by the Borrower.

            "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of July 28, 2005 among Column, as Senior Lender, Column, as First Mezzanine Lender, Column, as Second Mezzanine Lender, Column, as Third Mezzanine Lender, Column, as Fourth Mezzanine Lender and Column, as Fifth Mezzanine Lender.

            "Intercreditor Payments" shall mean all amounts payable by the holder of the Loan pursuant to the terms of the Intercreditor Agreement.

            "Junior Participant" shall mean the Initial Junior Participant or any subsequent holder of the Junior Participation Interest.

            "Junior Participant Loan" shall mean the loan made by Senior Participant to Junior Participant on the date hereof in the original principal amount of $30,000,000.00.

            "Junior Participant Loan Agreement" shall mean that certain Loan Agreement between Senior Participant and Junior Participant dated as of the date hereof.

            "Junior Participant Loan Documents" shall mean that certain Promissory Note dated as of the date hereof executed by Junior Participant to the order of Senior Participant in the original principal amount of $30,000,000.00, the Junior Participant Loan Agreement and all other documents and instruments evidencing and securing, or executed in connection with, the Junior Participant Loan.

            "Junior Participant Loan Event of Default" shall mean the occurrence of an Event of Default (as defined in the Junior Participant Loan Documents) under the Junior Participant Loan Documents.

            "Junior Participant Loan Interest Payment" shall mean, on any date of determination, the amount of interest then due from Junior Participant under the Junior Participant Loan Documents.

            "Junior Participant Loan Principal Balance" shall mean, on any date of determination, the then outstanding principal amount of the Junior Participant Loan.

            "Junior Participation Applicable Spread" shall mean 5% plus one-half of the difference between the Applicable Spread (as defined in the Loan Agreement) and 5%. For example purposes only, if the Applicable Spread is 6.2%, then the Junior Participation Applicable Spread shall equal 5.6% [5% + 1/2(6.2%-5%).

            "Junior Participation Default Rate" shall mean the lesser of (a) the highest rate allowable at law and (b) the sum of the Junior Participation Rate plus 2.50%.

            "Junior Participation Interest" shall mean a direct, participating beneficial ownership interest in the Loan, the Loan Documents and the proceeds thereof, together with the other rights and privileges specified in this Agreement, but subject and subordinate to the Senior Participation Interest as provided in this Agreement.

            "Junior Participation Monthly Interest Payment" shall mean, on any date of determination, an amount equal to the accrued and unpaid interest on the Junior Participation Principal Balance at the Junior Participation Rate (or the Junior Participation Default Rate in the event that Borrower is paying interest on the Loan at the default rate set forth in the Loan Documents), through the end of the Interest Period during which the applicable Monthly Payment Date occurs.

            "Junior Participation Monthly Net Interest Payment" shall mean, on any date of determination, an amount equal to the Junior Participation Monthly Interest Payment minus the Junior Participant Loan Interest Payment.

            "Junior Participation Principal Balance" shall mean, on any date of determination, $59,400,000, less the sum of any amount previously applied in reduction of such amount pursuant to Section 2(c)(ii), Section 2(d) or Section 2(e).

            "Junior Participation Rate" shall mean the LIBOR Rate plus the Junior Participation Applicable Spread.

            "Loan" shall have the meaning assigned to such term in the recitals.

            "Loan Documents" shall have the meaning assigned to such term in the recitals.

            "Loan Agreement" shall have the meaning assigned to such term in the recitals.

            "Mezzanine Loan Default" shall mean (a) the occurrence of an Event of Default (as defined in the Loan Documents) and/or (b) the failure of the Borrower to pay any amount due under the Loan Documents when due, whether or not an Event of Default is declared.

            "Non-Exempt Person" shall have the meaning assigned to such term in
Section 19.

            "Premises" shall have the meaning assigned to such term in the recitals.

            "Prime Rate" shall mean the "Prime Rate" in effect from time to time (as published in the "Money Rates" section of The Wall Street Journal or, if such section or publication no longer is available, such other publication as determined by Senior Participant in its reasonable discretion).

            "Promissory Note" shall have the meaning assigned to such term in the recitals.

            "Property" shall have the meaning assigned to such term in the recitals.

            "Repurchase Agreement" shall mean that certain First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of July 12, 2004, among Senior Participant, Wachovia, Arbor Realty Trust, Inc., Arbor Realty Limited Partnership and Arbor Realty SR, Inc. as amended by that certain First Amendment to First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of November 11, 2004, that certain Second Amendment to First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of December 22, 2004, that certain Omnibus Amendment of Certain Repurchase Documents; Purchaser's Consent; and Joinder, dated as of January 19, 2005, that certain Third Amendment to First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of February 25, 2005, that certain Fourth Amendment to First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of May 27, 2005, that certain Fifth Amendment to First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of June 29, 2005, that certain Sixth Amendment to First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of October 28, 2005 and that certain Seventh Amendment to First Amended and Restated Loan Purchase and Repurchase Agreement, dated as of November 9, 2005.

            "Repurchase Agreement Default" shall mean an event of default or Termination Event (as defined in the Repurchase Agreement) under the Repurchase Agreement pursuant to which Wachovia has the right to exercise remedies with respect to its interest in the Loan.

            "Securitization" shall mean the transaction pursuant to which Senior Participant will transfer the Loan to a trustee in connection with the securitization or creation of collateralized debt obligations.

            "Securitization Date" shall mean the closing date on which the Securitization is consummated.

            "Securitization Repurchase Amount" shall mean (i) one percent (1%) of the then Junior Participation Principal Balance if the purchase is made prior to December __, 2006, (ii) one-half of one percent (0.5%) of the then Junior Participation Principal Balance if (a) the purchase is made after December 6, 2006 and prior to June 6, 2007 and (b) Senior Participant retains an ownership


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

interest in the Loan after the Securitization Date (other than any equity interests in the issuer of the applicable collateralized debt obligations),
(iii) zero if (x) the purchase is made after December 6, 2006 and prior to June 6, 2007 and (y) Senior Participant does not retain an ownership interest in the Loan after the Securitization Date (other than any equity interests in the issuer of the applicable collateralized debt obligations), and (iv) zero if after June 6, 2007.

            "Senior Participant" shall mean the Initial Senior Participant or any subsequent holder of the Senior Participation Interest.

            "Senior Participation Interest" shall mean legal ownership of the entire Loan and the net economic interest of Senior Participant after giving effect to the Junior Participation Interests.

            "Senior Participation Principal Balance" shall mean, on any date of determination, $600,000, less the sum of any amount previously applied in reduction of such amount pursuant to Section 2(c)(ii).

            "Senior Participation Purchase Price" shall mean an amount equal to the sum of (a) the then outstanding Senior Participation Principal Balance, (b) one percent (1%) of all accrued and unpaid interest and other sums due under the Loan Documents, and (c) all Costs incurred or paid by Senior Participant, to the extent not previously reimbursed.

            "Servicing Event of Default" shall mean any one of the following events:

                  (a) any failure by Senior Participant to remit to Junior Participant any amount required to be so remitted by Senior Participant in servicing the Loan pursuant to, and at the time specified by, the terms of this Agreement, and such failure continues unremedied for more than three (3) Business Days after the date on which the remittance was due;

                  (b) any failure on the part of Senior Participant to (i) duly abide by Accepted Servicing Practices, or (ii) observe or perform in any material respect any other of the material covenants or agreements of Senior Participant relating to the servicing of the Loan under this Agreement, which, in either case, continues unremedied for a period of 15 days (or if not otherwise curable within such 15 day period, for such additional period as is reasonably necessary to remedy same; provided Senior Participant is diligently pursuing such, but in no event longer than 60 days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Senior Participant by Junior Participant;

                  (c) the entry of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against Senior Participant or for the winding-up or liquidation of the affairs of Senior Participant and such decree or order remains unstayed and in effect for a period of 60 days;

                  (d) the consent by Senior Participant to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to Senior Participant or relating to all or substantially all of the property of Senior Participant; or

                  (e) the admission by Senior Participant in writing of its inability to pay its debts generally as they become due, the filing by Senior Participant of a petition to take advantage of any applicable insolvency or reorganization statute, the making by Senior Participant of an assignment for the benefit of its creditors or the voluntary suspension by Senior Participant of payment of substantially all of its obligations.

            "Taxes" shall have the meaning assigned to such term in Section 19.

            "Transfer" shall have the meaning assigned such term in Section 12.

            "Wachovia" shall mean Wachovia Bank, National Association.

            2. Purchase of the Junior Participation Interests; Payments to Senior Participant and Junior Participant.

                  (a) Junior Participant hereby purchases the Junior Participation Interest from Senior Participant for the purchase price of Fifty-Nine Million Four Hundred Thousand Dollars ($59,400,000). The purchase price shall be paid on the date hereof in immediately available federal funds. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Junior Participation Interest does not represent a direct ownership interest in the Loan, but rather the Junior Participation Interest constitutes a direct, participating beneficial ownership interest in the Loan. Senior Participant shall retain record legal title to the entire Loan, and Junior Participant shall be deemed to be in privity only with Senior Participant but in no event whatsoever shall Junior Participant be construed to be in privity with the Borrower.

                  (b) All payments and proceeds (of whatever nature including, without limitation, payments made under any interest rate cap agreement) received with respect to interest on the Loan will be applied in the following order of priority: (i) first, to pay or reimburse all Costs; (ii) second, to Senior Participant in an amount equal to all amounts then due from Junior Participant under the Junior Participant Loan Documents, other than interest and principal, (iii) third, to Junior Participant in an amount equal to the Junior Participation Monthly Interest Payment; provided, if the Junior Participant Loan is outstanding, a portion of such Junior Participation Monthly Interest Payment equal to Junior Participant Loan Interest Payment shall first be paid directly to Senior Participant on account of Junior Participant's obligations to pay interest under Junior Participant Loan Documents and the Junior Participation Monthly Net Interest Payment shall be paid to Junior Participant (it being understood and agreed that if the amounts paid by Borrower on any Monthly Payment Date are insufficient to pay the amounts set forth pursuant to clauses
(i) through (iii), all amounts remaining after application pursuant to clauses
(i) and (ii) shall first be paid directly to Senior Participant until the Junior Participant Loan Interest Payment then due and payable is paid in full before payment to Junior Participant of any portion of the Junior Participation Monthly Net Interest Payment), (iv) fourth, to Junior Participant any unreimbursed Cure Payments, and (v) fifth, to Senior Participant the balance of such payments received. Any amount paid to Senior Participant pursuant to Section 2(b)(iii) on account of the Junior Participant Loan Interest Payment shall be deemed a payment of such amount to the Junior Participant and a simultaneous payment of such amount by Junior Participant to Senior Participant of the Junior Participant Loan Interest Payment.

                  (c) All payments and proceeds of whatever nature (excluding any amounts for required reserves or escrows required by the Loan Documents and proceeds, awards or settlements to be applied to the restoration or repair of the Property or released to the Borrower in accordance with the terms of the Loan Documents) received with respect to the Loan (other than with respect to interest), will be applied in the following order of priority: (i) first, to pay or reimburse all Costs (to the extent not paid from funds applied pursuant to Section 2(b)); (ii) second to Senior Participant and Junior Participant, pro rata (based upon the then outstanding Senior Participation Principal Balance and Junior Participation Principal Balance), in an amount equal to the Senior Participation Principal Balance and the Junior Participation Principal Balance, respectively, until paid in full; (iii) third, to Senior Participant and Junior Participant, pro rata (based upon the then outstanding Senior Participation Principal Balance and Junior Participation Principal Balance), in an amount equal to the portion of any prepayment premium, extension fee or exit fee, (iv) fourth, to Junior Participant in an amount equal to any unreimbursed Cure Payments and (v) fifth, any excess, pro rata, to Senior Participant and Junior Participant (based upon the then outstanding Senior Participation Principal Balance and Junior Participation Principal Balance).

                  (d) Notwithstanding anything to the contrary contained herein, for so long as the Junior Participant Loan is outstanding, all amounts that are payable to Junior Participant pursuant to Section 2(c)(ii) shall first be paid directly to Senior Participant in reduction of the Junior Participant Loan Principal Balance until such Junior Participant Loan Principal Balance is paid in full with the balance to be remitted to the Junior Participant. All payments made to Senior Participant pursuant to this Section 2(d) shall be deemed payments to the Junior Participant in reduction of the Junior Participation Principal Balance and simultaneous payments of such amounts by Junior Participant to Senior Participant in reduction of the Junior Participant Loan Principal Balance.

                  (e) Notwithstanding anything to the contrary contained herein, upon the occurrence of a Mezzanine Loan Default or a Junior Participant Loan Event of Default, all amounts that are payable to Junior Participant pursuant to
Section 2(b) and 2(c) shall be paid directly to Senior Participant until the Junior Participant Loan and all accrued interest and other sums due have been paid in full. All payments made to Senior Participant pursuant to this Section 2(e) shall be deemed payments to the Junior Participant and simultaneous payments of such amounts by Junior Participant to Senior Participant on account of its obligations to pay the Junior Participant Loan and all accrued interest and other sums due under the Junior Participant Loan Documents. To the extent such amounts would have been payments in reduction of the Junior Participation Principal Balance under Section 2(c)(ii) or deemed payments in reduction of the Junior Participation Principal Balance under Section 2(d), such amounts shall be deemed applied to reduce the outstanding Junior Participation Principal Balance.

            3. Administration of the Loan Generally.


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

                  (a) Senior Participant shall administer the Loan in a manner consistent with the terms of this Agreement, the Loan Documents, Accepted Servicing Practices and applicable law.

                  (b) Senior Participant shall distribute to Junior Participant, within three (3) Business Days after the applicable Monthly Payment Date, all payments due to Junior Participant with respect to its Junior Participation Interest, to the extent that funds received in respect of the Loan are allocated to amounts due with respect to Junior Participation Interest in accordance with
Section 2. Senior Participant shall deliver to Junior Participant a statement on or before each remittance date under this Agreement reflecting Senior Participant's calculation of the payment due to Junior Participant under the terms of the Loan Documents.

                  (c) Senior Participant shall deliver to Junior Participant the operating statements, financial statements and budgets delivered by the Borrower pursuant to the Loan Agreement promptly after receipt thereof.

                  (d) Senior Participant shall keep and maintain accounting records upon which shall be recorded all amounts payable to Junior Participant pursuant to the terms of the Loan Documents. Such accounting records shall at all times reflect the current and correct outstanding principal balance of the Promissory Note, the Senior Participation Interest and Junior Participation Interest. Junior Participant shall have the right upon reasonable notice to Senior Participant, at any reasonable time during normal business hours and at Junior Participant's expense, to have access to and to examine Senior Participant's books and records relating to the Promissory Note, the Senior Participation Interest, the Junior Participation Interest, the Loan Documents and the Property.

                  (e) Senior Participant shall, subject to Accepted Servicing Practices, make all decisions with respect to the ordinary day-to-day matters regarding the administration of the Loan, including determination of the LIBOR Rate to be utilized in the calculation of the applicable interest rate under the Promissory Note.

                  (f) Subject to the terms of Section 3(g), Senior Participant shall not make any decisions or take any actions other than with respect to ordinary day-to-day matters regarding the administration of the Loan without the prior written consent of Junior Participant. Decisions and/or actions requiring the consent of Junior Participant include, without limitation, decisions and/or actions to (i) modify or waive any of the terms of the Loan Documents, (ii) consent to any action or failure to act by the Borrower or any party to the Loan Documents, (iii) vote all claims with respect to the Loan in any bankruptcy, insolvency or similar proceedings, whether voluntary or involuntary including the right to approve or reject any plan of reorganization, (iv) take legal action to enforce or protect Senior Participant's and Junior Participant's interests with respect to the Loan or to exercise or refrain from exercising any powers or rights which Senior Participant may have under the Loan Documents, including, without limitation, the right at any time to accelerate, or refrain from accelerating, the Loan, to foreclose and sell and otherwise deal with the Property, or refrain from foreclosing, selling or otherwise dealing with the Property, and to enforce or refrain from enforcing the Loan Documents, (v) make protective advances to protect the Property and/or the Premises, (vi) exercise or refrain from exercising any rights (including cure rights and purchase options) granted to the holder of the Loan under the Intercreditor Agreement,
(vii) retain professionals in connection with the enforcement of the Loan, including attorneys and accountants, and (viii) voluntarily incur any Costs.

                  (g) Notwithstanding the foregoing, Junior Participant shall not give any direction to, or approve or disapprove of an action of, Senior Participant that would cause Senior Participant to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction or the Repurchase Agreement, or be inconsistent with this Agreement, the Intercreditor Agreement or the Loan Documents. Notwithstanding anything to the contrary in this Agreement, in no event shall Senior Participant be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, the Repurchase Agreement, the Intercreditor Agreement or the Loan Documents. The taking, or refraining from taking, of any action by Senior Participant contrary to the directions of, or in a manner disapproved by, Junior Participant shall not constitute a Servicing Event of Default so long as Senior Participant's taking, or refraining from taking, such action in accordance with the direction of, or with the approval of, Junior Participant would have violated any law of any applicable jurisdiction, the Repurchase Agreement, the Intercreditor Agreement, the Loan Documents or any other provision of this Agreement.

                  (h) Senior Participant shall have the right to delegate its servicing duties hereunder to Arbor Commercial Mortgage, LLC, an Affiliate of Senior Participant.

            4. Payment Procedure.

                  (a) Senior Participant, in accordance with the priorities set forth in Section 2, shall transfer all compensation with respect to the Senior Participation Interest and the Junior Participation Interest pursuant to the recipient's written instructions. Senior Participant shall deposit such amounts to the applicable account within three (3) Business Days following the date such payment was received by Senior Participant from the Borrower.

                  (b) If Senior Participant determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of the Senior Participation Interest or the Junior Participation Interest must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Borrower or paid to any other Person, then, notwithstanding any other provision of this Agreement, Senior Participant shall not be required to distribute any portion thereof to Junior Participant or Senior Participant, as applicable, and Junior Participant will promptly on demand by Senior Participant repay to Senior Participant any portion thereof that Senior Participant shall have theretofore distributed to Junior Participant together with interest thereon at such rate, if any, as Senior Participant shall have been required (or entitled, in the case of itself) to pay to the Borrower or such other Person with respect thereto.

                  (c) If, for any reason, Senior Participant makes any payment to Junior Participant before Senior Participant has received the corresponding payment (it being understood that Senior Participant is under no obligation to do so), and Senior Participant does not receive the corresponding payment within five (5) Business Days of its payment to Junior Participant, Junior Participant will, at Senior Participant's request, promptly return that payment to Senior Participant (together with, in the event that Junior Participant fails to return


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

such payment within three (3) Business Days of Senior Participant's request, interest on that payment at the Prime Rate for each day from the date which is three (3) days after the date of such request through the date prior to the date it is returned to Senior Participant).

                  (d) Each of Senior Participant and Junior Participant agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Loan in excess of its distributable share thereof, it will promptly remit such excess to Junior Participant or Senior Participant, as the case may be. Senior Participant shall have the right to offset any amounts due hereunder from Junior Participant with respect to the Loan or the Junior Participant Loan against any future payments due to Junior Participant under the Loan. Senior Participant's and Junior Participant's obligations under this
Section 4 constitute absolute, unconditional and continuing obligations.

            5. Junior Participant's Cure and Purchase Rights. (a) In the event any monetary default beyond applicable notice and grace periods or non-monetary default beyond applicable notice and grace periods (of which Senior Participant has knowledge) shall exist with respect to the Loan, then, upon notice from Senior Participant (a "Cure Option Notice") of the occurrence of such default beyond applicable notice and grace periods (which notice Senior Participant shall promptly give to Junior Participant upon receipt of knowledge thereof), Junior Participant shall have the right, which right shall be exercisable by Junior Participant giving written notice of its intent to cure a default specified in a Cure Option Notice to the extent permitted in this Section 5 (a "Cure Election Notice") to Senior Participant within two (2) Business Days of receipt of the Cure Option Notice, to exercise the rights granted to it pursuant to this Section 5. In the event that Junior Participant has delivered a Cure Election Notice, the default must be cured by Junior Participant within, in the case of a monetary default, five (5) Business Days of receipt of such Cure Option Notice and, in the case of a non-monetary default, thirty (30) days of receipt of such Cure Option Notice (such period, the "Cure Period"). In the event that Junior Participant elects to cure a default that can be cured by the payment of money (each such payment, a "Cure Payment"), then, during the time period it is entitled to effect a cure as provided above, Junior Participant shall make such Cure Payment as directed by Senior Participant. The right of Junior Participant to reimbursement of any Cure Payment will be subordinate in all respects to the payment of all other amounts due with respect to the Junior Participant Loan. Notwithstanding anything to the contrary contained in this
Section 5, (a) Junior Participant's right to cure a monetary default or non-monetary default shall be limited to five (5) Cure Events over the life of the Loan and (b) no single Cure Event may exceed three (3) consecutive months. As used herein, "Cure Event" means Junior Participant's exercise of cure rights, whether for one (1) month or for consecutive months in the aggregate.

                  (b) Upon written notice from Senior Participant (a "Purchase Option Notice") of the occurrence of a Mezzanine Loan Default (which notice Senior Participant shall promptly give to Junior Participant upon receipt of knowledge thereof and which may be included in a Cure Option Notice, if applicable), Junior Participant shall have the right to purchase the Senior Participation Interest at the Senior Participation Purchase Price, which right shall be exercisable by Junior Participant giving written notice of its intent to purchase the Senior Participation Interest (a "Purchase Notice") to Senior Participant within five (5) Business Days of receipt of the Purchase Option Notice. In the event that Junior Participant has delivered a Purchase Notice, then Junior Participant shall purchase, and Senior Participant shall sell to Junior Participant, the Senior Participation Interest on a date mutually agreed upon by the parties (the "Purchase Date"), but in no event later than ten (10) days after delivery of the Purchase Notice (or, if Junior Participant is exercising its cure option pursuant to Section 5(a), ten (10) days after the earlier of (x) the date on which Junior Participant no longer has the right to cure such Mezzanine Loan Default under Section 5(a) and (y) the date on which Junior Participant ceases curing such Mezzanine Loan Default). The Senior Participation Purchase Price shall be calculated by Senior Participant three (3) Business Days prior to the Purchase Date (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon Junior Participant. Upon the consummation of the sale of the Senior Participation Interest, (i) Senior Participant shall assign to Junior Participant (without recourse or warranty except for a representation that it owns the Senior Participation Interest free and clear, and that it is authorized to execute the assignment documentation) all of its right, title and interest in and to the Senior Participation Interest, the Loan and the Loan Documents and (ii) simultaneously therewith, Junior Participant shall be required to pay in full all amounts due and owing on the Junior Participant Loan . At the closing of the transfer, Senior Participant shall deliver (or shall instruct Wachovia (or its custodian) to deliver) to Junior Participant (or its designee) copies of all relevant files and documents, to the extent then in its possession. Notwithstanding anything to the contrary contained in this Section 5(b), (A) (i) during the period in which the Senior Participation Interest is subject to purchase by the Junior Participant pursuant to this Section 5(b), the Loan shall continue to be serviced in accordance with Accepted Servicing Practices and (ii) the right of Junior Participant to purchase the Senior Participation Interest shall automatically terminate upon the cure by Borrower of the Mezzanine Loan Default. The rights granted to Junior Participant hereunder are subject to all purchase options granted under the Intercreditor Agreement.

                  (c) Upon written notice from Senior Participant (a "Repurchase Option Notice") of the occurrence of a Repurchase Agreement Default (which notice Senior Participant shall promptly give to Junior Participant upon receipt of knowledge thereof and which may be included in a Cure Option Notice, if applicable), Junior Participant shall have the right to purchase the Senior Participation Interest at the Senior Participation Purchase Price, which right shall be exercisable by Junior Participant giving written notice of its intent to purchase the Senior Participation Interest (a "Repurchase Notice") to Senior Participant within one (1) Business Day of receipt of the Repurchase Option Notice (as the same may be extended if Wachovia grants Senior Participant more than two (2) Business Days to repurchase the Loan). In the event that Junior Participant has delivered a Repurchase Notice, then Junior Participant shall purchase, and Senior Participant shall sell to Junior Participant, the Senior Participation Interest on the (the "Repurchase Date") which is two (2) Business Days after the Repurchase Option Notice (as the same may be extended if Wachovia grants Senior Participant more than two (2) Business Days to repurchase the
Loan). The Senior Participation Purchase Price shall be calculated by Senior Participant and set forth in the Repurchase Option Notice (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon Junior Participant. Upon the consummation of the sale of the Senior Participation Interest, (i) Senior Participant shall assign to Junior Participant (without recourse or warranty except for a representation that it owns the Senior Participation Interest free and clear, and that it is authorized to execute the assignment documentation) all of its right, title and interest in and to the Senior Participation Interest, the Loan and the Loan Documents and
(ii) simultaneously therewith, Junior Participant shall be required to pay in full all amounts due and owing on the Junior Participant Loan . At the closing of the transfer, Senior Participant shall deliver (or shall instruct Wachovia (or its custodian) to deliver) to Junior Participant (or its designee) copies of all relevant files and documents, to the extent then in its possession. Notwithstanding anything to the contrary contained in this Section 5(c), (A) (i) during the period in which the Senior Participation Interest is subject to purchase by the Junior Participant pursuant to this Section 5(b), the Loan shall continue to be serviced in accordance with Accepted Servicing Practices and (ii) the right of Junior Participant to purchase the Senior Participation Interest shall automatically terminate upon the cure by Senior Participant of the Repurchase Agreement Default.

            6. Limitation on Liability of Senior Participant. Senior Participant shall have no liability to Junior Participant with respect to the Junior Participation Interest, except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of Senior Participant and notwithstanding any other provision hereof, such liability shall be limited to the seeking of damages by Junior Participant in an amount not to exceed the principal, interest and other amounts relating to the Junior Participation Interest. Junior Participant also acknowledges that Senior Participant owes Junior Participant no fiduciary duty with respect to any action taken under the Loan Documents (but the foregoing shall not relieve Senior Participant from the obligation to make any disbursements of funds as set forth herein).

            7. Representations of Initial Junior Participant. (a) Initial Junior Participant, as of the date hereof, hereby represents and warrants to, and covenants with Senior Participant, that:

                        (i) Initial Junior Participant is a Qualified Transferee (as defined in the Intercreditor Agreement).

                        (ii) The execution and delivery of this Agreement by Initial Junior Participant, and performance of, and compliance with, the terms of this Agreement by Initial Junior Participant, will not violate Initial Junior Participant's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case which materially and adversely affect its ability to carry out the transactions contemplated by this Agreement.

                        (iii) Initial Junior Participant has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

                        (iv) This Agreement is the legal, valid and binding obligation of Initial Junior Participant enforceable against Initial Junior Participant in accordance with its terms (except as such, enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws or equitable principles limiting to the rights of creditors generally and except that rights with respect to indemnification and contribution obligations may be limited by applicable law).

                        (v) Initial Junior Participant has the right to enter into this Agreement without the consent of any third party, and such Initial Junior Participant has the right to purchase from Initial Senior Participant the Junior Participation Interest.

                        (vi) Initial Junior Participant is acquiring the Junior Participation Interest for its own account or an account in which it is the asset manager or investment advisor in the ordinary course of its business.

                        (vii) Initial Junior Participant has not dealt with any broker, investment banker, agent or other Person, other than Initial Senior Participant and its affiliates, that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated hereby.

                        (viii) The financial records of Initial Junior Participant will report the purchase of the Junior Participation Interest as a purchase by such Initial Junior Participant.

                  (b) Initial Junior Participant hereby remakes all of the representations and warranties made by Senior Participant, as holder of the Loan, under the Intercreditor Agreement for the benefit of Senior Lender (as defined in the Intercreditor Agreement) and the other Junior Lenders (as defined in the Intercreditor Agreement).

            8. Representations of Initial Senior Participant. Initial Senior Participant, as of the date hereof, hereby represents and warrants to, and covenants with, Junior Participant, that:

                  (a) It is a Qualified Transferee.

                  (b) The execution and delivery of this Agreement by it, and the performance of, and compliance with, the terms of this Agreement by it, will not violate its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case which materially and adversely affect its ability to carry out the transactions contemplated by this Agreement.

                  (c) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

                  (d) This Agreement is its legal, valid and binding obligation enforceable against it in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws or equitable principles limiting to the rights of creditors generally and except that rights with respect to indemnification and contribution obligations may be limited by applicable law).

                  (e) Senior Participant has the right to enter into this Agreement without the consent of any third party, and Senior Participant has the right to sell to Initial Junior Participant the Junior Participation Interest, subject to Section 12(c).

                  (f) The financial records of Initial Senior Participant will report the sale of the Junior Participation Interests as a sale by Initial Senior Participant.

                  (g) Initial Senior Participant has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated hereby.

                  (h) Initial Senior Participant has transferred the Loan to Wachovia pursuant to the Repurchase Agreement and Wachovia is the sole legal and beneficial owner of the Loan free and clear of any lien, security interest, option or other charge or encumbrance.

                  (i) The Property does not secure any other loan from Initial Senior Participant to Borrower or any other Affiliate of Borrower.

                  (j) The proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder.

                  (k) Initial Senior Participant (i) is the sole holder of the Loan (subject to the Repurchase Agreement), (ii) has delivered to Junior Participant true and correct copies of the Loan Documents, (iii) has no knowledge of any default under the Loan Documents, and (iv) subject to the terms and conditions of the Repurchase Agreement, has all economic and other rights incidental to the ownership of the Loan including, without limitation, the ability to receive and apply payments thereunder and to exercise all rights of the lender under the Loan.

The representations and warranties of Initial Senior Participant contained in this Section 8 are personal to Initial Senior Participant and no successor or assign of Initial Senior Participant shall have any liability therefrom.

            9. Independent Analysis of Junior Participant. Initial Junior Participant has been given reasonable opportunity to review and, to the extent Initial Junior Participant deemed necessary, has examined, and in any case, Initial Junior Participant hereby approves and acknowledges that Initial Senior Participant provided Initial Junior Participant with copies of (a) the Loan Agreement and all of the other Loan Documents, (b) documents relating to the state of title to the Property and the Premises, as reflected in the title insurance policy issued in connection with the Loan, and (c) documents relating to the title, property and other insurance documentation and arrangements with respect to the Loan. In addition, Initial Junior Participant hereby approves all third-party reports or summaries and any financial and other data and information relating to the Property, the Premises, the Loan and the Borrower provided by Initial Senior Participant to Initial Junior Participant. Initial Junior Participant acknowledges that: (a) Initial Junior Participant has, independently and without reliance upon Initial Senior Participant and based on such documents and information as Initial Junior Participant has deemed appropriate, made Initial Junior Participant's own credit analysis and decision to purchase the Junior Participation Interest, and Initial Junior Participant accepts responsibility therefor; (b) Initial Senior Participant has not provided Initial Junior Participant, and Initial Junior Participant has not relied on or used in any other way, any credit analysis of the Borrower prepared by Initial Senior Participant or an investigation or assessment of risk with respect to the Loan prepared by Initial Senior Participant or an investigation or assessment of risk with respect to the Loan prepared by Initial Senior Participant; and (c) any information provided to Initial Junior Participant by Initial Senior Participant regarding the Loan, the Borrower or any collateral for the Loan is provided without any warranty or representation, express or implied, as to its accuracy or completeness and is subject to independent verification by Initial Junior Participant, except that Senior Participant has no actual knowledge of any material falsity or material inaccuracy in the materials it has delivered to Initial Junior Participant. Except as provided in Section 8(k), Initial Junior Participant hereby acknowledges that Initial Senior Participant has made no representations or warranties with respect to the Loan, and that Initial Senior Participant shall have no responsibility for (i) the collectability of the Loan,
(ii) the validity, enforceability or legal effect of any of the Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to Initial Senior Participant in connection with the origination of the Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Loan Documents, or (iv) the financial condition of the Borrower. Initial Junior Participant assumes all risk of loss in connection with its Junior Participation Interest from the failure or refusal of the Borrower to pay interest, principal or other amounts due on the Loan, defaults by the Borrower under the Loan Documents or the unenforceability of any of the Loan Documents for reasons other than gross negligence or willful misconduct by Senior Participant.

            10. No Creation of a Partnership. Nothing contained in this Agreement, and no action taken pursuant hereto, shall be deemed to constitute the arrangement between or among Senior Participant and Junior Participant a partnership, association, joint venture or other entity.

            11. Termination. This Agreement shall terminate (except for such rights as are expressly provided to survive any termination of this Agreement) upon the earlier to occur of (a) full and final payment of all amounts due under the Senior Participation Interest and Junior Participation Interest, as the case may be, or (b) as otherwise set forth in this Agreement, including, without limitation, upon the purchase by Senior Participant of the Junior Participation Interest pursuant to Section 14. The obligations of any party to pay to the other parties any costs, expenses, fees or other sums provided to be paid by such party prior to the termination date pursuant to the terms of this Agreement shall survive the termination of this Agreement.

            12. Transfers. (a) Except for Permitted Transfers (as defined in the Junior Participant Loan Agreement), Junior Participant (and any subsequent Junior Participant) agrees that it will not directly or indirectly sell, assign, transfer, pledge, syndicate, sell, hypothecate, contribute, encumber or otherwise dispose of all or any portion of its Junior Participation Interest or any direct or indirect interest in Junior Participant (a "Transfer"), without Senior Participant's prior written consent. Any Transfer by Junior Participant in violation of the provisions of this Section 12 shall be void ab initio.

                  (b) Except as provided in Section 12(c), Senior Participant agrees that it will not, directly or indirectly, Transfer all or any portion of its Senior Participation Interest without Junior Participant's prior written consent. Any Transfer by Senior Participant in violation of the provisions of this Section 12 shall be void ab initio.

                  (c) On the date hereof, Senior Participant has transferred the Loan to Wachovia pursuant to the terms of the Repurchase Agreement. The Loan Documents have been delivered to Wachovia (or a custodian acting on behalf of Wachovia). Junior Participant acknowledges that (i) it is aware of, and has consented to, such transfer to Wachovia, and (ii) this Agreement, the Junior Participation Interest and all of Junior Participant's rights with respect thereto (including the rights to direct Senior Participant to take or refrain from taking certain actions) are subject and subordinate to the interest of Wachovia in and to the Loan pursuant to the Repurchase Agreement.

            13. Other Business Activities of Senior Participant and Junior Participant. Each of Senior Participant and Junior Participant acknowledges that each of Senior Participant and Junior Participant or its affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with any Affiliate of the Borrower or any Person which holds any direct or indirect equity interest in Borrower (collectively, "Borrower Related Parties"), and receive payments on such other loans or extensions of credit to Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect. Junior Participant acknowledges that it has been informed that as of the date hereof, Senior Participant (and/or Affiliates of Senior Participant) (a) is the holder of loans to Mezz Three and 200 Fifth Mezz Five LLC, and (b) owns certain equity interests in Borrower Related Parties.

            14. Securitization. Senior Participant shall have the right to purchase the Junior Participation Interest from Junior Participant in connection with a proposed transfer by Senior Participant of the Loan to a trustee in connection with the creation of collateralized debt obligations. Senior Participant shall give Junior Participant not less than five (5) days prior written notice of such proposed purchase. Immediately prior to such transfer, Senior Participant shall purchase the Junior Participation Interest from Junior Participant for a purchase price equal to the then Junior Participation Principal Balance plus all accrued and unpaid interest thereon at the Junior Participation Rate plus the Securitization Repurchase Amount. Upon payment of such amount, Junior Participant shall convey the Junior Participation Interest to Senior Participant and shall make customary representations and warranties to Senior Participant as to title to the Junior Participation Interest, absence of liens, due authorization, execution, delivery and enforceability

            15. Governing Law; Waiver of Jury Trial. The parties agree that the State of New York has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. Each of the parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

            16. Modification, Waiver in Writing. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto. The party seeking modification of this Agreement shall be solely responsible for any and all expenses that may arise in order to modify this Agreement.

            17. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto.

            18. Costs and Expenses.

                  (a) Junior Participant shall, promptly upon request by Senior Participant (which shall include a statement (in reasonable detail) of any and all Costs in respect of, or otherwise suffered or incurred or paid or to be paid by Senior Participant in connection with, the Property, this Agreement or the
Loan) pay Senior Participant for its pro rata share of any Costs (based upon the Senior Participation Principal Balance and the Junior Participation Principal Balance) to the extent that any of the same have been incurred by Senior Participant and not actually been repaid by the Borrower within the time frame set forth in the Loan Documents in which the Borrower has to pay such Costs. Any sums which are required to be paid in accordance with this Agreement and which are not reimbursed to Senior Participant within three (3) Business Days after demand shall accrue interest at the Prime Rate. To the extent Junior Participant fails to so reimburse such Costs, Senior Participant may, from time to time and as Senior Participant's sole and exclusive remedy, deduct from the amounts otherwise due to Junior Participant in accordance with the provisions of this Agreement Junior Participant's pro rata share of the Costs (based upon the Senior Participation Principal Balance and the Junior Participation Principal Balance). Notwithstanding the foregoing, Costs will be netted against payment and proceeds of the Loan prior to payments to Senior Participant and Junior Participant in accordance with the provisions of Sections 2(b) and 2(c).

                  (b) In the event that Senior Participant and Junior Participant elect to exercise any rights under the Intercreditor Agreement, the costs and expenses of such exercise shall be paid by pro rata by Senior Participant and Junior Participant (based upon the Senior Participation Principal Balance and the Junior Participation Principal Balance). In no event shall Senior Participant be required to advance Junior Participant's pr rata share of such amounts.

                  (c) Any and all amounts required to be paid by Junior Participant to Senior Participant pursuant to this Section 18 or otherwise under this Agreement shall be in immediate funds and shall be made without any offset, abatement, withholding or reduction of any kind whatsoever. If any amounts paid by Senior Participant and Junior Participant pursuant to Section 18a) above are subsequently recovered (whether from the Borrower, as part of liquidation proceeds or otherwise), Senior Participant shall promptly distribute Junior Participant's pro rata share of such amounts to Junior Participant (based upon the Senior Participation Principal Balance and the Junior Participation Principal Balance).

                  (d) Notwithstanding any other provision of this Agreement, Junior Participant shall not have any obligation whatsoever to reimburse Senior Participant under Section 18a) or Section 18(b) other than from distributions with respect to its Junior Participation Interest and shall have no liability under this Section 18 in excess of payments due to Junior Participant.

            19. Withholding Taxes.

                  (a) If Senior Participant or the Borrower shall be required by law to deduct and withhold Taxes (as hereinafter defined) from interest, fees or other amounts payable to Junior Participant with respect to the Loan as a result of Junior Participant constituting a Non-Exempt Person (as hereinafter defined), Senior Participant, in its capacity as servicer, shall be entitled to do so with respect to Junior Participant's interest in such payment (all withheld amounts being deemed paid to Junior Participant), provided that Senior Participant shall furnish Junior Participant with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for the purposes of assisting Junior Participant to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which Junior Participant is subject to tax.

                  (b) A "Non-Exempt Person" is any Person other than a Person who is either (i) a Person formed under the laws of the United States of America or one of the States thereof or (ii) has on file with Senior Participant for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit Senior Participant to make such payments free of any obligation or liability for withholding. For the purposes of this Section, "Taxes" shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

                  (c) Junior Participant shall and hereby agrees to indemnify Senior Participant against and hold Senior Participant harmless from and against any Taxes, interest, penalties and attorneys' fees and disbursements arising or resulting from any failure of Senior Participant to withhold Taxes from payment made to Junior Participant in reliance upon any representation, certificate, statement, document or instrument made or provided by Junior Participant to Senior Participant in connection with the obligation of Senior Participant to withhold Taxes from payments made to Junior Participant, it being expressly understood and agreed that (1) Senior Participant shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) Junior Participant shall, upon request of Senior Participant and at its sole cost and expense, defend any claim or action relating to the foregoing indemnification by counsel selected by Senior Participant; provided that Junior Participant shall have consented to such counsel, which consent may not be unreasonably withheld, delayed or conditioned.

                  (d) Junior Participant represents to Senior Participant (for the benefit of the Borrower) that it is not a Non-Exempt Person and that neither Senior Participant nor Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, Junior Participant shall deliver to Senior Participant evidence satisfactory to Senior Participant substantiating that it is not a Non-Exempt Person and that Senior Participant is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, if Junior Participant is not created or organized under the laws of the United States or any state thereof, and if the payment of interest or other amounts by the Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, Junior Participant shall furnish to Senior Participant Internal Revenue Service Form W-8ECI or Form W-8BEN or such other forms, certifications, statements or documents as may be required from time to time, duly executed by Junior Participant, as evidence of Junior Participant's exemption from the withholding of United States tax with respect thereto. Senior Participant shall not be obligated to make any payment hereunder to Junior Participant in respect of Junior Participation Interest or otherwise until Junior Participant shall have furnished to Senior Participant the requested forms, certificates, statements or documents.

            20. Certain Interest Rate Matters. Senior Participant agrees to calculate the LIBOR Rate with respect to the Loan in accordance with the terms of the Loan Documents.

            21. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed if to Senior Participant at its address set forth on the first page to the attention of Guy Milone, Esq., with a copy to Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, Attention: Thomas D. O'Connor, Esq., if to Junior Participant at its designated address set forth on the first page to the attention of Jay Cramer, with a copy to Post Heymann & Koffler LLP, Two Jericho Plaza, Wing A, Suite 111, Jericho, New York 11753, Attention: David J. Heymann, Esq., or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 21. A copy of all notices, consents, approvals and requests directed to Junior Participant or Senior Participant shall be delivered concurrently to each Person (not to exceed four (4) in the aggregate) designated by each of Senior Participant and Junior Participant. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 21. A party receiving a notice which does not comply with the technical requirements for notice under this Section 21 may elect to waive any deficiencies and treat the notice as having been properly given.

            22. Headings; Etc. The headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise set forth herein, all references herein to a specified Section shall mean and refer to the specified Section of this Agreement.

            23. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            24. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

            25. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

            26. Not a Security. No Junior Participation Interest shall be deemed to be a "security" within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

            27. No Pledge. This Agreement shall not be deemed to represent a pledge of any interest in the Loan by Senior Participant to Junior Participant. Except as otherwise provided in this Agreement, Junior Participant shall not have any interest in any property taken as security for the Loan; provided, however, that if any such property or the proceeds of any sale, lease or other disposition thereof shall be applied in reduction of the principal balance of the Loan, then Junior Participant shall be entitled to receive its pro rata share thereof (determined in accordance with the Senior Participation Principal Balance and the Junior Participation Principal Balance).

            28. Participation Certificates. Senior Participant will execute, deliver and issue to Senior Participant and Junior Participant and to any other holder of all or any portion of the Senior Participation Interest or Junior Participation Interest one (1) or more participation certificates (in substantially the form annexed hereto as Exhibit A and made a part hereof), evidencing the ownership of the Senior Participation Interest or Junior Participation Interest, as applicable. If, subsequent to the issuance of any participation certificate(s) in accordance with the terms of this Section 28, either Participant effects a Transfer in accordance with Section 13, at the written request of the transferring Participant (or any transferee of all or any portion of such Participation Interest) Senior Participant, within ten (10) Business Days after the transferring Participant's written request therefor, shall issue to the transferring Participant and to such transferee(s) one (1) or more substitute participation certificates (each, in substantially the form annexed hereto as Exhibit A), reflecting the ownership interest of such Persons in the applicable Participation Interest. The transferring Participant shall reimburse Senior Participant for its reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Senior Participant in connection with the terms of this Section 28. Senior Participant and Junior Participant hereby opt to treat the Participation Certificates as securities pursuant to Article 8 of the New York Uniform Commercial Code.

                       [SIGNATURES ON THE FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                          ARBOR REALTY FUNDING LLC,
                                          Senior Participant


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          FT-TOY LLC,
                                          Junior Participant

                                          By: WRT Realty L.P., Managing Member

                                              By: Winthrop Realty Trust, General
                                                  Partner


                                                  By:
                                                      --------------------------
                                                      Name: Peter Braverman
                                                      Title: President

                                    EXHIBIT A

                        Form of Participation Certificate

                            PARTICIPATION CERTIFICATE

Date:_______________, 20__

            __________________________________ ("Senior Participant") hereby acknowledges _____________________________ ("Junior Participant") as the holder of a _____________ percent (__%) undivided interest in the Junior Participation Interest (as defined in that certain Participation and Servicing Agreement dated as of______________ (as same may be amended, restated, renewed, supplemented or otherwise modified, the "Participation Agreement"), between Arbor Realty Funding LLC, as Senior Participant, and ___________________________, as Junior Participant, with respect to a mezzanine loan in the original principal amount of $_______________, evidenced by a certain Promissory Note dated as of_________ __, 200_, made by ________________________, as maker, in favor of Column
Financial, Inc., as payee.

            All of the terms, provisions, covenants and conditions of the agreement between Senior Participant and Junior Participant regarding the Junior Participation Interest are set forth in the Participation Agreement. The terms of the Participation Agreement are incorporated herein by reference and shall govern this transaction, including, without limitation, the provisions of
Section 15 of the Participation Agreement, regarding Transfers (as defined in the Participation Agreement) of the Junior Participation Interest or portions thereof.


                                       -----------------------------------------
                                                 as Senior Participant

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: